Exhibit 99.2

AT&T Inc.					`
Supplemental Segment Reconciliations
Dollars in millions
Unaudited

For the year ended December 31, 2022
	Revenues	Operations and Support Expenses	EBITDA	Depreciation and Amortization		Operating Income (Loss)
Communications
Mobility	$81,780	$49,770	$32,010	$8,198		$23,812
Business Wireline	22,538	14,934	7,604	5,314		2,290
Consumer Wireline	12,749	8,946	3,803	3,169		634
Total Communications	117,067	73,650	43,417	16,681		26,736
Latin America - Mexico	3,144	2,812	332	658		(326)
Segment Total	120,211	76,462	43,749	17,339		26,410
Corporate and Other
Corporate:
DTV-related retained costs	8	878	(870)	549		(1,419)
Parent administration support	(32)	1,378	(1,410)	16		(1,426)
Securitization fees	65	419	(354)	—		(354)
Value portfolio	489	139	350	41		309
Total Corporate	530	2,814	(2,284)	606		(2,890)
Certain significant items	—	28,031	(28,031)	76		(28,107)
Total Corporate and Other	530	30,845	(30,315)	682		(30,997)
AT&T Inc.	$120,741	$107,307	$13,434	$18,021		$(4,587)

For the year ended December 31, 2021
	Revenues	Operations and Support Expenses	EBITDA	Depreciation and Amortization		Operating Income (Loss)
Communications
Mobility	$78,254	$47,453	$30,801	$8,122		$22,679
Business Wireline	23,937	15,653	8,284	5,192		3,092
Consumer Wireline	12,539	8,922	3,617	3,095		522
Total Communications	114,730	72,028	42,702	16,409		26,293
Latin America - Mexico	2,747	2,652	95	605		(510)
Segment Total	117,477	74,680	42,797	17,014		25,783
Corporate and Other
Corporate:
DTV-related retained costs	49	413	(364)	236		(600)
Parent administration support	(18)	1,699	(1,717)	36		(1,753)
Securitization fees	61	89	(28)	—		(28)
Value portfolio	639	208	431	40		391
Total Corporate	731	2,409	(1,678)	312		(1,990)
Video	15,513	12,900	2,613	356		2,257
Held-for-sale and other reclassifications	453	310	143	—		143
Certain significant items	—	126	(126)	170		(296)
Eliminations and consolidations	(136)	(136)	—	—		—
Total Corporate and Other	16,561	15,609	952	838		114
AT&T Inc.	$134,038	$90,289	$43,749	$17,852		$25,897